Exhibit 5.1

11 S. Meridian Street Indianapolis, IN 46204-3535 U.S.A. (317) 236-1313 Fax (317) 231-7433
www.btlaw.com

December 10, 2025
ITT Inc.
100 Washington Blvd., 6th Floor
Stamford, Connecticut 06902
Ladies and Gentlemen:

You have requested our opinion in connection with the offering by ITT Inc., an Indiana corporation (the “Company”), of 8,050,000 shares of common stock, par value $1.00 per share (the “Shares”), to be issued pursuant to the Registration Statement on Form S-3 (File No. 333-282956) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 1, 2024 and which became effective automatically upon filing (the “Registration Statement”), the related prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement thereto to be filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act and included in the Registration Statement (the “Prospectus Supplement”).  The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”  The Shares are to be sold by the Company pursuant to an Underwriting Agreement dated December 8, 2025 by and among the Company and Goldman Sachs & Co. LLC and UBS Securities LLC as representatives of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”), as described in the Prospectus Supplement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
In rendering the opinions set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations, and other instruments as we deemed necessary or advisable for purposes of the opinions expressed herein, including (i) the Amended and Restated Articles of Incorporation of the Company; (ii) the Amended and Restated By-Laws of the Company; (iii) the Registration Statement; (iv) the Prospectus; (v) certain resolutions adopted by the Board of Directors of the Company (the “Board”); (vi) certain resolutions adopted by the Pricing Committee of the Board (the “Pricing Committee Resolutions”); and (vii) such other

ITT Inc.
December 10, 2025

certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter.  As to certain matters of fact material to our opinions, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company, and we have not otherwise independently investigated or verified such facts.  We are opining herein as to the Indiana Business Corporation Law (“IBCL”), and we express no opinion with respect to any other laws.
In connection with rendering the opinions set forth herein, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the legal capacity of all natural persons; (v) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus; and (vi) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents.
Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when sold and issued in accordance with the terms of the Underwriting Agreement, in the manner described in the Registration Statement, and the Prospectus, and in compliance with the Securities Act and applicable state securities laws, and upon receipt by the Company of the consideration for the Shares specified in the Pricing Committee Resolutions, the Shares will be validly issued, fully paid, and non-assessable.

We express no opinion herein other than as expressly stated above.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise the Company or any other party of any subsequent changes to the matters stated, represented, or assumed herein or any subsequent changes in applicable law.
We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K to be filed by the Company with the Commission, to the incorporation by reference of this opinion in the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement.  However, in giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP

DMS: 49850628.4